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                                                                   Exhibit 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------



We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 33-52493 of Terra Industries Inc. on Form S-3 of our reports dated February 1, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of Terra Industries Inc. for the year ended December 31, 1993, and to the use of our report dated February 1, 1994, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.





/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
Omaha, Nebraska

October 10, 1994